Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 RESULTS

- Provides 2019 Annual Guidance -

JERICHO, NY, February 26, 2019 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter and year ended December 31, 2018.

Highlights For The Fourth Quarter

•	Net earnings of $0.32 per share
•	Funds From Operations (FFO) of $0.49 per share
•	Adjusted Funds From Operations (AFFO) of $0.43 per share
•	Acquired two properties for $3.3 million
•	Completed three redevelopment projects

Highlights For The Full Year 2018

•	Net earnings of $1.17 per share
•	Funds From Operations (FFO) of $1.80 per share
•	Adjusted Funds From Operations (AFFO) of $1.71 per share
•	Acquired 41 properties for $78.0 million
•	Completed six redevelopment projects
•	Increased annual dividends by 12.9 percent

“Our strong operating results in 2018 reflect the positive impact of the accretive acquisitions and targeted redevelopments that we have completed over the past few years,” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “Our portfolio of convenience stores and gasoline stations is ideally situated in a combination of high barrier to entry markets along the East and West coasts and select high growth markets primarily situated in the Southern half of the U.S. Our results for the year further demonstrate the health and stability of our portfolio, which positions us to build on this performance in the coming years. With a strong team as well as an evolving pipeline of opportunities both in acquisitions and redevelopments, we are confident we will be able to drive increased cash flow and value for our shareholders.”

Net Earnings

The Company reported net earnings for the quarter ended December 31, 2018, of $13.2 million, or $0.32 per share, as compared to net earnings of $13.0 million, or $0.33 per share, for the same period in 2017. The Company reported net earnings for the year ended December 31, 2018, of $47.7 million, or $1.17 per share, as compared to net earnings of $47.2 million, or $1.26 per share, for the same period in 2017.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended December 31, 2018, was $20.3 million, or $0.49 per share, as compared to $20.2 million, or $0.51 per share, for the same period in 2017. FFO for the year ended December 31, 2018, was $73.6 million, or $1.80 per share, as compared to $74.6 million, or $2.00 per share, for the same period in 2017.

AFFO for the quarter ended December 31, 2018, was $17.6 million, or $0.43 per share, as compared to $17.3 million, or $0.43 per share, for the same period in 2017. AFFO for the year ended December 31, 2018, was $69.7 million, or $1.71 per share, as compared to $62.0 million, or $1.66 per share, for the same period in 2017.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. FFO and

AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Results of Operations

Revenues from rental properties increased 4.6%, or $1.3 million, to $29.5 million for the quarter ended December 31, 2018, as compared to $28.2 million for the same period in 2017. Revenues from rental properties increased 14.8%, or $15.0 million, to $116.3 million for the year ended December 31, 2018, as compared to $101.3 million for the same period in 2017. The growth in revenues from rental properties for the quarter and year ended December 31, 2018, was primarily due to revenue from properties acquired by the Company in 2018 and the second half of 2017.

Property costs were $6.7 million for the quarter ended December 31, 2018, as compared to $7.0 million for the same period in 2017. The decrease was principally due to lower real estate taxes offset by an increase in property related professional fees and maintenance expense. Property costs were $23.6 million for the year ended December 31, 2018, as compared to $22.3 million for the same period in 2017. The increase was principally due to higher real estate taxes and property related professional fees.

Environmental expenses included in continuing operations were $0.8 million for the quarter ended December 31, 2018, as compared to $2.2 million for the same period in 2017. The decrease was principally due to lower environmental litigation accruals and net environmental remediation costs. Environmental expenses included in continuing operations were $4.7 million for the year ended December 31, 2018, as compared to $3.1 million for the same period in 2017. The increase was principally due to higher environmental legal fees and expenses and an increase in net environmental remediation costs offset by a decrease in environmental litigation accruals. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of change in reported environmental expenses for one period, as compared to prior periods.

General and administrative expense was $3.7 million for the quarter ended December 31, 2018, as compared to $3.3 million for the same period in 2017. General and administrative expense was $14.7 million for the year ended December 31, 2018, as compared to $13.9 million for the same period in 2017. The increase in general and administrative expense for the quarter and year ended December 31, 2018, was principally due to additional stock-based compensation, employee related expenses and public company expenses.

Impairment charges included in continuing operations were $0.9 million for the quarter ended December 31, 2018, as compared to $1.7 million for the same period in 2017. Impairment charges included in continuing operations were $4.9 million for the year ended December 31, 2018, as compared to $8.3 million for the same period in 2017. Impairment charges in continuing operations for the quarter and year ended December 31, 2018 and 2017, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities, reductions in estimated undiscounted cash flows expected to be received during the assumed holding period for certain of its properties, and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain of its properties.

Portfolio Activities

During the quarter ended December 31, 2018, the Company acquired fee simple interests in two properties for $3.3 million. During the year ended December 31, 2018, the Company acquired fee simple interests in 41 properties for $78.0 million.

Redevelopment Activities

During the quarter ended December 31, 2018, rent commenced on three redevelopment projects. During the year ended December 31, 2018, rent commenced on six redevelopment projects.

During the quarter ended December 31, 2018, the Company spent $3.7 million of construction-in-progress costs and reimbursements to tenants for capital expenditures related redevelopment activities. During the year ended December 31, 2018, the Company spent $7.1 million of construction-in-progress costs and reimbursements to tenants for capital expenditures related to redevelopment activities.

As of December 31, 2018, the Company is actively redeveloping six of its properties either as a new convenience and gasoline use or for alternative single-tenant net lease retail uses. In addition, as of December 31, 2018, the Company had signed leases on seven properties, that are currently part of its net lease portfolio, which will be recaptured and transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

As of December 31, 2018, the Company had $445.0 million of outstanding indebtedness with a weighted average interest rate of 5.1%. The Company’s indebtedness consisted of $120.0 million in aggregate borrowings under its credit agreement and an aggregate principal amount of $325.0 million of senior unsecured notes. Total cash and cash equivalents were $46.9 million as of December 31, 2018.

2018 Guidance

The Company has established its 2019 AFFO guidance at a range of $1.71 to $1.75 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp. will host a conference call and webcast on Wednesday, February 27, 2019, at 8:30 a.m. EST. To participate in the call, please dial (800) 289-0438, or (323) 794-2423 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

A replay will be available on Wednesday, February 27, 2019, beginning at 11:30 a.m. EST through 11:59 p.m. EST, Wednesday, March 6, 2019. To access the replay, please dial (844) 512-2921, or (412) 317-6671 for international participants, and reference pass code 8560763.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of December 31, 2018, the Company owned 859 properties and leased 74 properties from third-party landlords in 30 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less (i) Revenue Recognition Adjustments (net of allowances), (ii) non-cash changes in environmental estimates, (iii) non-cash environmental accretion expense, (iv) environmental litigation accruals, (v) insurance reimbursements, (vi) legal settlements and judgments, (vii) acquisition costs expensed and (viii) other unusual items that are not reflective of the Company’s core operating performance. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method, which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO include non-cash changes in environmental estimates and environmental accretion expense, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO also include environmental litigation accruals, insurance reimbursements, and legal settlements and judgments, which items are not indicative of the Company’s core operating performance. GAAP net earnings and FFO from time to time may also include acquisition costs expensed and other unusual items that are not reflective of the Company’s core operating performance. Acquisition costs are expensed, generally in the period when properties are acquired and are not reflective of our core operating performance.

The Company pays particular attention to AFFO, as the Company believes it best represents its core operating performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its core operating performance. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess its core operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2019 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR.

CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, AND STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	December 31,
	2018	2017
ASSETS:
Real Estate:
Land	$631,185	$589,497
Buildings and improvements	409,753	379,785
Construction in progress	2,168	1,682
	1,043,106	970,964
Less accumulated depreciation and amortization	(150,691)	(133,353)
Real estate, net	892,415	837,611
Investment in direct financing leases, net	85,892	89,587
Notes and mortgages receivable	33,519	32,366
Cash and cash equivalents	46,892	19,992
Restricted cash	1,850	821
Deferred rent receivable	37,722	33,610
Accounts receivable, net of allowance of $2,094 and $1,840, respectively	3,008	3,712
Prepaid expenses and other assets	57,877	55,055
Total assets	$1,159,175	$1,072,754
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Borrowings under credit agreement, net	$117,227	$154,502
Senior unsecured notes, net	324,409	224,656
Environmental remediation obligations	59,821	63,565
Dividends payable	14,495	12,846
Accounts payable and accrued liabilities	62,059	63,490
Total liabilities	578,011	519,059
Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 and 10,000,000 shares authorized, respectively; unissued	—	—
Common stock, $0.01 par value; 100,000,000 and 60,000,000 shares authorized, respectively; 40,854,491 and 39,696,110 shares issued and outstanding, respectively	409	397
Additional paid-in capital	638,178	604,872
Dividends paid in excess of earnings	(57,423)	(51,574)
Total shareholders’ equity	581,164	553,695
Total liabilities and shareholders’ equity	$1,159,175	$1,072,754

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues:
Revenues from rental properties	$29,452	$28,157	$116,328	$101,332
Tenant reimbursements	4,830	5,112	16,691	15,829
Interest on notes and mortgages receivable	772	733	3,087	2,992
Total revenues	35,054	34,002	136,106	120,153
Operating expenses:
Property costs	6,692	6,974	23,649	22,345
Impairments	915	1,730	4,902	8,279
Environmental	813	2,167	4,711	3,098
General and administrative	3,663	3,317	14,661	13,879
Allowance (recoveries) for uncollectible accounts	107	5	470	205
Depreciation and amortization	6,067	5,625	23,636	19,089
Total operating expenses	18,257	19,818	72,029	66,895

Gains on dispositions of real estate	311	702	3,948	1,041

Operating income	17,108	14,886	68,025	54,299

Other income, net	2,220	3,527	2,730	8,518
Interest expense	(5,920)	(5,092)	(22,345)	(17,769)
Earnings from continuing operations	13,408	13,321	48,410	45,048
Discontinued operations:
(Loss) earnings from operating activities	(218)	(285)	(704)	2,138
(Loss) earnings from discontinued operations	(218)	(285)	(704)	2,138
Net earnings	$13,190	$13,036	$47,706	$47,186
Basic earnings per common share:
Earnings from continuing operations	$0.33	$0.33	$1.19	$1.20
(Loss) earnings from discontinued operations	(0.01)	—	(0.02)	0.06
Net earnings	$0.32	$0.33	$1.17	$1.26
Diluted earnings per common share:
Earnings from continuing operations	$0.33	$0.33	$1.19	$1.20
(Loss) earnings from discontinued operations	(0.01)	—	(0.02)	0.06
Net earnings	$0.32	$0.33	$1.17	$1.26
Weighted average common shares outstanding:
Basic	40,631	39,623	40,171	36,897
Diluted	40,663	39,623	40,191	36,897

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Net earnings	$13,190	$13,036	$47,706	$47,186
Depreciation and amortization of real estate assets	6,067	5,625	23,636	19,089
Gains on dispositions of real estate	(311)	(702)	(3,948)	(1,041)
Impairments	1,361	2,278	6,170	9,321
Funds from operations	20,307	20,237	73,564	74,555
Revenue recognition adjustments	(355)	(677)	(2,223)	(1,976)
Changes in environmental estimates	(639)	(737)	(1,319)	(6,854)
Accretion expense	572	828	2,409	3,448
Environmental litigation accruals	(71)	1,150	(45)	1,044
Insurance reimbursements	(2,257)	(982)	(2,570)	(1,804)
Legal settlements and judgments	—	(2,526)	(147)	(6,381)
Adjusted funds from operations	$17,557	$17,293	$69,669	$62,032
Basic per share amounts:
Earnings per share	$0.32	$0.33	$1.17	$1.26
Funds from operations per share	0.49	0.51	1.81	2.00
Adjusted funds from operations per share	$0.43	$0.43	$1.71	$1.66
Diluted per share amounts:
Earnings per share	$0.32	$0.33	$1.17	$1.26
Funds from operations per share	0.49	0.51	1.80	2.00
Adjusted funds from operations per share	$0.43	$0.43	$1.71	$1.66
Weighted average common shares outstanding:
Basic	$40,631	$39,623	$40,171	$36,897
Diluted	$40,663	$39,623	$40,191	$36,897

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com